SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        December 26, 2002
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

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Item 5.      Other Events.

Fourth Quarter and Full Year 2002 Outlook Revised
-------------------------------------------------

Unocal Corporation ("Unocal", the "Company") is revising its fourth quarter 2002 net earnings per share estimate to be between 30 and 35 cents (diluted). This estimate revision reflects various factors. The most significant, which are detailed in the following paragraphs, are revised prices for crude oil and natural gas, environmental remediation provisions and expense related to the Company's Pure Resources, Inc. ("Pure") subsidiary's stock option plan. The Company now estimates that net earnings per share for the full year 2002 will be between $1.26 and $1.31 (diluted).


Commodity Prices
----------------

The fourth quarter forecast assumes average NYMEX benchmark prices of $28.10 per barrel of crude oil, which is $1.65 lower than the $29.75 per barrel in the previous forecast. The Company is also forecasting the price for North America natural gas to be $3.90 per million British thermal units ("MMBtu"), which is 20 cents lower than the $4.10 per MMBtu in the previous forecast. The revised price estimates are expected to lower net earnings by approximately 11 cents per share (diluted). The fourth quarter forecasted earnings are expected to change 4 cents per share for every $1 change in its average worldwide realized price for crude oil and 2 cents per share for every 10-cent change in the Company's average realized North America natural gas price.


Provision for Environmental Remediation
---------------------------------------

The Company anticipates that its fourth quarter 2002 reported net earnings will include a provision of approximately $35 million to $40 million pre-tax ($22 million to $25 million after-tax), or 9 cents to 10 cents per share (diluted), for additional reserves for environmental remediation. The anticipated provision is being estimated as part of the Company's regular quarterly review of remediation obligations which is currently in progress.

The anticipated provision reflects an estimated $30 million increase in costs for sites included in the "Company facilities sold with retained liabilities and former Company-operated sites" category. This amount primarily consists of revised remediation cost estimates that the Company has received in the fourth quarter from the purchaser of service stations, bulk plants, terminals, refineries and pipelines that were part of the Company's "downstream" business sold in 1997. The anticipated provision for this category of sites also includes additional cost estimates related to former Company-operated oil and gas fields located in California and Michigan. These costs are for remediation of areas where recent assessments have determined that remediation is required.

The anticipated provision also reflects an estimated $5 million to $10 million increase in remediation costs for sites included in the Company's "Active Company facilities" category. This additional amount is primarily for studies, investigations and remediation activities at a molybdenum mine located in Questa, New Mexico, that is owned by the Company's Molycorp, Inc. ("Molycorp") subsidiary. Molycorp has been working cooperatively with the State of New Mexico and the U.S. Environmental Protection Agency to determine if past mining operations have had an adverse ecological impact on surface water and groundwater and to identify remedial alternatives to mitigate any impact identified. Through the collaborative effort described above, it was determined that the scope of the environmental studies and investigations for the site needs to be expanded.

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

Most of the estimated $35 million to $40 million anticipated fourth quarter provision was included in the Company's reported September 30, 2002 estimate of $245 million for possible additional remediation costs not yet reserved. An estimated $25 million in new possible additional costs is expected to be included in the December 31, 2002 aggregate, primarily for sites included in the "Company facilities sold with retained liabilities and former Company-operated sites" category. Most of the $25 million in new possible additional costs is due to estimated costs associated with possible additional remediation work that may be required for sites associated with the Company's former downstream business referred to above. These cost estimates are based on information received in the fourth quarter from the purchaser of these sites. Consequently, the Company anticipates that possible additional costs in total will remain essentially unchanged at December 31, 2002.


Pure Resources, Inc. Stock Option Plan
--------------------------------------

When Unocal completed the acquisition of the minority interest portion of Pure at the end of October, outstanding stock options under the Pure option plan were converted to options for Unocal stock. Because of the conversion, the accounting treatment for certain of these options changed from fixed compensation to variable compensation accounting. Variable compensation accounting requires an increase in compensation expense if and to the extent the Unocal stock price at the end of a reporting period increases above the Unocal stock price at the conversion date, which was $27.64 per share, times the number of Unocal shares subject to outstanding vested Pure options. Compensation expense will be reduced in a future reporting period if and to the extent the Unocal stock price at the end of such period decreases from its price at the end of the preceding reporting period to, but not below, the strike prices for the outstanding vested Pure options times the number of Unocal shares remaining subject to the options. Currently, there are approximately 4.3 million Unocal shares covered by outstanding vested Pure options subject to variable compensation accounting. Since the end of October, when the acquisition of Pure's minority interest was completed, the price of Unocal stock has increased approximately $4.01 per share. It is estimated that the increase in compensation expense for the fourth quarter relating to these Pure options will be approximately $17 million pre-tax ($11 million after-tax), or 4 cents per share (diluted).


This filing contains certain forward-looking statements about Unocal's expected earnings and commodity prices. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's amended 2001 Annual Report on Form 10-K/A and subsequent reports.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
                                           ------------------
                                           (Registrant)




Date:  December 26, 2002                  By:  /s/ JOHN A. BRIFFETT
-------------------------                  -------------------------
                                           John A. Briffett
                                           Assistant Comptroller

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